As filed with the Securities and Exchange Commission on March 11, 2021          Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corsair Gaming, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3577	82-2335306
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

47100 Bayside Pkwy

Fremont, California 94538

(510) 657-8747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Andrew J. Paul

Chief Executive Officer

Corsair Gaming, Inc.

47100 Bayside Pkwy

Fremont, California 94538

(510) 657-8747

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Sheridan, Esq. Page Mailliard, Esq. Tad J. Freese, Esq. Phillip S. Stoup, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Michael Potter Chief Financial Officer 47100 Bayside Pkwy Fremont, California 94538 (510) 657-8747

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share	Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	3,677,385(2)	$30.55(3)	$112,344,112	$12,257
Common Stock, par value $0.0001 per share	919,346(4)	$30.55(5)	$28,086,021	$3,065
Total	4,596,731		$140,430,133	$15,322

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Incentive Award Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2020 Plan resulting from an annual increase as of January 1, 2021.
(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2020 Plan is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Market on March 5, 2021, which was $30.55.

(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2021.
(5)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the ESPP is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Market on March 5, 2021, which was $30.55.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S‑8 is being filed for the purpose of registering an additional 4,596,731 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S‑8 (File No. 333‑249065) is effective: (i) the 2020 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 3,677,385 shares of common stock, and (ii) the 2020 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 919,346 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S‑8

Pursuant to Instruction E of Form S‑8, the contents of the Registration Statement on Form S‑8 filed with the Securities and Exchange Commission on September 25, 2020 (File No. 333‑249065) is incorporated by reference herein.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	8‑K	3.1	09/25/2020

4.2	Amended and Restated Bylaws.	8‑K	3.2	09/25/2020

4.3	Form of Common Stock Certificate.	S‑1/A	4.2	09/18/2020

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1(a)#	2020 Incentive Award Plan.	S‑1/A	10.3	09/14/2020

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan.	S‑1/A	10.3(a)	09/14/2020

99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2020 Incentive Award Plan.	S‑1/A	10.3(b)	09/14/2020

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan.	S‑1/A	10.3(c)	09/14/2020

99.2#	2020 Employee Stock Purchase Plan.	S‑1/A	10.4	09/14/2020

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on March 11, 2021.

CORSAIR GAMING, INC.

By:	/s/ Andrew J. Paul
Andrew J. Paul
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew J. Paul and Michael G. Potter, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew J. Paul Andrew J. Paul	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2021

/s/ Michael G. Potter Michael G. Potter	Chief Financial Officer (Principal Financial Officer)	March 11, 2021

/s/ Gregg A. Lakritz Gregg A. Lakritz	Vice President, Corporate Controller (Principal Accounting Officer)	March 11, 2021

/s/ Anup Bagaria Anup Bagaria	Director	March 11, 2021

/s/ Diana Bell Diana Bell	Director	March 11, 2021

/s/ Jason Cahilly Jason Cahilly	Director	March 11, 2021

/s/ George L. Majoros, Jr. George L. Majoros, Jr.	Director	March 11, 2021

/s/ Stuart A. Martin Stuart A. Martin	Director	March 11, 2021

/s/ Samuel R. Szteinbaum Samuel R. Szteinbaum	Director	March 11, 2021

/s/ Randall J. Weisenburger Randall J. Weisenburger	Director	March 11, 2021